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Exhibit 10.19
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        WORLD AIRWAYS, INC. RESTRICTED STOCK PLAN FOR ELIGIBLE EMPLOYEES

                                 AWARD AGREEMENT

This Agreement, effective as of the Effective Date set forth on Attachment A, is between World Airways, Inc., a corporation organized under the laws of the State of Delaware (the "Company"), and the individual named on Attachment A, an eligible employee of the company (the "Participant"). This Agreement is made pursuant to the terms and conditions of the World Airways, Inc. Restricted Stock Plan For Eligible Employees (the "Plan"), a copy of which will be provided to the Participant upon request.

1.      The Plan. This Award is granted pursuant to the Plan, the provisions of
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        which are incorporated into this Award Agreement by reference, and in the event of any conflict between this Award Agreement and the Plan, the terms of the plan shall govern.

2.      Grant of Award. The Company grants to the Participant the number of
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        shares of Common Stock ($0.01 per value) of the Company (the "Restricted
        Stock") set forth in Attachment A on the Effective Date, on the terms and conditions set forth in the Plan and in this Award Agreement (the "Restricted Stock Award")

3.      Restrictions. The shares comprising any Restricted Stock Award may not
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        be sold, assigned, transferred, pledged, or otherwise dispose of or encumbered either voluntarily or involuntarily until such shares have vested or the Award is amended under Paragraph 7(k). Any such purported sale, assignment, transfer, pledge or other disposition shall be null and void.

4.      Expiration.
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(a)     Restrictions. The restrictions shall not lapse earlier than when the
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        Restricted Stock shall become vested as provided in Paragraph 6.

(b)     Award. This award shall expire upon a Participant's termination from
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        employment with the Company occurring prior to the date on which the
        Award becomes vested.

5.      Issuance of Stock Certificate. In connection with this Award, the
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        Company shall issue a certificate for the shares of Restricted Stock registered in the Participant's name. The Participant will have the option of either having the certificate issued directly to the Participant or having the Company or a third party designated by the Committee hold the certificate for the Participant until the restrictions on such Restricted Stock have lapsed and the Restricted Stock has vested in accordance with Paragraph 6.

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6.      Vesting. The Participant's Award of Restricted Stock granted in this
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        Award Agreement shall vest as follows:


(a) The Restricted Stock shall become vested on the Vesting Date set forth on Attachment A.

(b) Pursuant to Paragraph 7(k) the Committee may in its discretion provide for an earlier termination of the Plan and accelerate the time at which the Restricted Stock shall become vested.

(c) Notwithstanding the preceding, the Restricted Stock shall become vested at the effective date of a Participant's Retirement, Disability, death, resignation or involuntary termination by the Company without Cause in accordance with the following formula. The number of vested shares shall be determined by dividing the amount of earnings exchanged for stock by $1.19375. If any such calculation results in a fractional share, the fraction shall be rounded up to the next whole number for purposes of determining the number of vested shares.

7.      Miscellaneous Provisions.
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(a)     Withholding Taxes. Upon the vesting of any Award, the Company shall have
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        the right at its option to (i) require the Participant to pay or provide for payment of the amount of any federal, state, local or employment taxes which the Company may be required to withhold with respect to such transaction or (ii) deduct from any amount payable in cash, including wages, the amount of any such taxes which the Company may be required to withhold with respect to such cash amount.

(b)     No Rights as a Shareholder. The Participant shall have no rights us a
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        shareholder with respect to any shares subject to this option until the shares have become vested, except that the Participant may vote the shares on any matter submitted for a vote to all shareholders of the Company.

(c)     No Employment Rights. Nothing in this Award Agreement shall be construed
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        as giving the Participant the right to be retained as an employee of the
        Company.

(d)     Tax Election. Under Section 83 of the Internal Revenue Code of 1986 (the
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        "Code), as a general rule the excess, is any, of the fair market value of the shares of Restricted Stock on the date the risk of forfeiture lapses ("Vesting"), over the amount paid for the shares of Restricted Stock, is taxed as ordinary income to the optionee. The Participant acknowledges that to the extent the shares of Restricted Stock have not vested, the Participant may elect to be taxed at the time the shares of Restricted Stock are awarded rather than when the shares of Restricted Stock vest by filing with the Internal Revenue Service and election under Section 83(b) of the Code within thirty (30) days of the Restricted Stock Award Date (the date on which this Award Agreement is mailed to the Participant). The Participant acknowledges that the Participant's failure to make this filing in a timely manner may result in the

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        Participant's recognition of ordinary income as the shares of Restricted
        Stock become vested, in an amount equal to the fair market value of the shares or Restricted Stock on the date of vesting over the amount, if any, paid for the shares. THE PARTICIPANT ACKNOWLEDGES THAT IT IS THEIR SOLE AND EXCLUSIVE RESPONSIBILITY TO FILE IN A TIMELY MANNER ANY
        ELECTION UNDER SECTION 83(b), AND THAT THE COMPANY SHALL BEAR NO RESPONSIBILITY WHATSOEVER FOR THAT FILING. The Participant shall promptly deliver to the Company a copy of any tax election relating to the treatment of the shares of Restricted Stock under the Code.

(e)     Further Assurances.  Each party to this Award Agreement agrees to
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        perform any and all further acts and to execute and deliver any documents that may reasonably be necessary to carry out the provisions of this Award Agreement.

(f)     Attorney's Fees. In any legal action or other proceeding brought by
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        either party to enforce or interpret the terms of this Award Agreement, the prevailing party shall be entitled to recover reasonable attorney's fees and costs.

(g)     Confidentiality. The Participant agrees and acknowledges that the terms
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        and conditions of this Award Agreement, including without limitation the number of shares for which the Award has been granted, are confidential. The Participant agrees that the Participant will not disclose these terms and conditions to any third party, except to the Participant's financial or legal advisors, tax preparer or family members, unless such disclosure is required by law.

(h)     Governing Law. This Award Agreement shall be governed by and construed
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        in accordance with the laws of the State of Delaware applicable to contracts made and performed within such State.

(i)     Notices. Any notice or other communication under this Award Agreement
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        must be in writing and shall be effective upon delivery by hand; or
        three (3) business days after deposit in the United States mail, postage prepaid, certified, or registered, and addressed to the Company or to the Participant at the address set forth in Attachment A. Each party shall be obligated to notify the other in writing of any change in that party's address. Notice of change of address shall be effective only when done in accordance with this Paragraph.

        If to the Company to:

        Attention:  General Counsel
        World Airways, Inc.
        13873 Park Center Road, Suite 490
        Herndon,VA  20171

(j)     Entire Agreement. This Award Agreement and the Plan, together with those
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        documents that are referenced in the Award Agreement, are intended to be the final,

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        complete, and exclusive statement of the terms of the agreement between the Participant and the Company with regard to the subject matter of this Award Agreement. This Award Agreement and the Plan supersede all other prior agreements, communications, and statements, whether written or oral, express or implied, pertaining to that subject matter. This Award Agreement and the Plan may not be contradicted by evidence of any prior or contemporaneous statements or agreements, oral or written, and may not be explained or supplemented by evidence of consistent additional terms.

(k)     Amendments. The Committee may waive conditions or limitations on this
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        Award Agreement without the consent of the Participant and may make other changes to the terms and conditions of the Award that do not affect, in any manner materially adverse to the Participant, his or her rights and benefits under the Award. Any amendment to this Award which affects the Participant in any manner materially adverse to the Participant, any rights or benefits of the Participant or obligations of the Company granted under this Award Agreement shall not be made without the written consent of the Participant.

(l)     Severability. If any provision of this Award Agreement shall be held by
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        a court of competent jurisdiction to be invalid and unenforceable, the remaining provisions of this Award Agreement shall continue in effect.

(m)     Interpretation. This Award Agreement shall be construed as a whole,
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        according to its fair meaning, and not in favor of or against any party.
        By way of example and not in limitation, this Award Agreement shall not be construed in favor of the party receiving a benefit nor against the party responsible for any particular language in this Award Agreement. Captions are used for reference purposes only and should be ignored in the interpretation of the Award Agreement. Unless the context requires otherwise, all references in this Award Agreement to Paragraphs are to the paragraphs of this Award Agreement.

The Company has duly executed this Award Agreement as of the date first written above.

WORLD AIRWAYS, INC.



By:___________________
Cathy Sigalas
Its: General Counsel